Exhibit 99

FOR IMMEDIATE RELEASE	Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated

Cabela’s Closes $50 Million Short-Term Financing

SIDNEY, Neb., October 26, 2007 – Cabela's Incorporated (NYSE: CAB), the World’s Foremost Outfitter® of hunting, fishing and outdoor gear, announced today that it has executed a Promissory Note payable to U.S. Bank National Association.  The Note provides for a $50 million short-term credit facility, is unsecured and matures no later than December 21, 2007.  The Company executed the Note to provide additional capacity and flexibility to satisfy its seasonal cash requirements.

Advances under the Note will be used for the Company's general business purposes, including working capital support.  The Company expects to repay amounts borrowed pursuant to the Note by either issuing senior notes to replace the short-term credit facility or with cash generated from operations.

This press release does not constitute an offer to sell or the solicitation of an offer to buy senior notes and shall not constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through Cabela’s well-established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company’s statements regarding its intention to repay the Promissory Note by issuing senior notes or with cash generated from operations.  Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  the ability to negotiate favorable purchase, lease and/or economic development arrangements for new destination retail store locations; expansion into new markets; market saturation due to new destination retail store openings; the acceleration of new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery shortages or interruptions caused by system changes or other factors; adverse weather conditions; unseasonal weather conditions which impact the demand for the Company’s products; fluctuations in operating results; adverse economic conditions causing a decline in discretionary consumer spending; the cost of fuel increasing; delays in road construction and/or traffic planning around the Company’s new destination retail stores; road construction around the Company’s existing destination retail stores; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; decreased interchange fees received by the Company’s financial services business as a result of credit card industry litigation; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company's Form 10-K for the fiscal year ended December 30, 2006, and Form 10-Q for the fiscal quarter ended March 31, 2007), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company’s forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

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